PUBLIC STORAGE, INC.
                    EXHIBIT 12 - STATEMENT RE: COMPUTATION OF
                       RATIO OF EARNINGS TO FIXED CHARGES


                                                                        For the Year Ended December 31,
                                                    -----------------------------------------------------------------------
                                                       2003           2002           2001            2000            1999
                                                    ----------     ----------     ----------      ----------     ----------
                                                                            (Amounts in thousands)
Net income...................................       $ 336,653      $ 318,738      $ 324,208       $ 297,088      $ 287,885
   Add: Minority interest in income..........          43,703         44,087         46,015          38,356         16,006
   Less: Minority interests in income which do
     not have fixed charges..................         (13,610)       (14,307)       (11,243)        (10,549)       (13,362)
                                                    ----------     ----------     ----------      ----------     ----------
Income from continuing operations............         366,746        348,518        358,980         324,895        290,529
   Interest expense..........................           1,121          3,809          3,227           3,293          7,971
                                                    ----------     ----------     ----------      ----------     ----------
Total Earnings Available to Cover Fixed Charges     $ 367,867      $ 352,327      $ 362,207       $ 328,188      $ 298,500
                                                    ==========     ==========     ==========      ==========     ==========
Total Fixed Charges - interest expense (b)...       $   7,131      $  10,322      $  12,219       $  13,071      $  12,480
                                                    ==========     ==========     ==========      ==========     ==========
Cumulative Preferred Stock dividends.........         146,196        148,926        117,979         100,138         94,793
Preferred Partnership Unit distributions.....          26,906         26,906         31,737          24,859              -
                                                    ----------     ----------     ----------      ----------     ----------
Total Preferred distributions................       $ 173,102      $ 175,832      $ 149,716       $ 124,997      $  94,793
                                                    ==========     ==========     ==========      ==========     ==========
Total Combined Fixed Charges and Preferred
  Stock dividends............................       $ 180,233      $ 186,154      $ 161,935       $ 138,068      $ 107,273
                                                    ==========     ==========     ==========      ==========     ==========
Ratio of Earnings to Fixed Charges...........           51.59x         34.13x         29.64x          25.11x         23.92x
                                                    ==========     ==========     ==========      ==========     ==========
Ratio of Earnings to Combined Fixed Charges and
  Preferred Stock dividends..................            2.04x          1.89x          2.24x           2.38x          2.78x
                                                    ==========     ==========     ==========      ==========     ==========

Supplemental disclosure of Ratio of Earnings before Interest, Taxes,
--------------------------------------------------------------------
Depreciation and Amortization ("EBITDA") to fixed charges:
----------------------------------------------------------

Net Income...................................       $ 336,653      $ 318,738      $ 324,208       $ 297,088      $ 287,885
Less - Loss/(Gain) on sale of real estate....          (5,378)         2,541         (4,091)         (3,786)        (2,154)
Add - Depreciation and Amortization..........         185,775        177,978        164,914         147,743        136,663
Less - Depreciation allocated to minority              (6,328)        (8,087)        (7,847)         (7,138)        (9,294)
interests....................................
Add - Depreciation included in equity in
  earnings of real estate entities...........          27,753         27,078         25,096          21,825         19,721
Add - Depreciation and amortization included in
  discontinued operations....................           2,228          3,670          3,147           1,494          1,056
Add -  Minority interest - Preferred ........          26,906         26,906         31,737          24,859              -
Add -  Interest expense .....................           1,121          3,809          3,227           3,293          7,971
                                                    ----------     ----------     ----------      ----------     ----------
EBITDA available to cover fixed charges (a)..       $ 568,730      $ 552,633      $ 540,391       $ 485,108      $ 441,848
                                                    ==========     ==========     ==========      ==========     ==========
Total Fixed Charges - interest expense (b)...       $   7,131      $  10,322      $  12,219       $  13,071      $  12,480
                                                    ==========     ==========     ==========      ==========     ==========
Preferred Stock dividends....................         146,196        148,926        117,979         100,138         94,793
Preferred Partnership Unit distributions.....          26,906         26,906         31,737          24,859              -
                                                    ----------     ----------     ----------      ----------     ----------
Total Preferred distributions................       $ 173,102      $ 175,832      $ 149,716       $ 124,997      $  94,793
                                                    ==========     ==========     ==========      ==========     ==========
Total Combined Fixed Charges and Preferred
  Stock dividends............................       $ 180,233      $ 186,154      $ 161,935       $ 138,068      $ 107,273
                                                    ==========     ==========     ==========      ==========     ==========
Ratio of EBITDA to Fixed Charges.............           79.75x         53.54x         44.23x          37.11x         35.40x
                                                    ==========     ==========     ==========      ==========     ==========
Ratio of EBITDA to Combined Fixed Charges and
  Preferred Stock dividends..................            3.16x          2.97x          3.34x           3.51x          4.12x
                                                    ==========     ==========     ==========      ==========     ==========

(a) EBITDA represents earnings prior to interest, taxes, depreciation, amortization, and gains on sale of real estate assets. This supplemental disclosure of EBITDA is included because financial analysts and other members of the investment community consider coverage ratios for real estate companies on a pre-depreciation basis.
(b) "Total fixed charges - interest" includes interest expense plus capitalized interest.

                                   Exhibit 12